SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: October 16, 1998
                        (Date of earliest event reported)


                            NU SKIN ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

     Delaware                   1-12421                      87-0565309
  (State or other             (Commission                  (I.R.S. Employer
  jurisdiction of             File Number)                 Identification No.)
  incorporation)

     75 West Center Street, Provo, Utah                       84601
   (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (801) 345-6100


         (Former name or former address, if changed since last report.)



                    The Index to Exhibits appears on page 5.




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Item 2.        Acquisition or Disposition of Assets.

        On October 16, 1998, Nu Skin Enterprises, Inc., a Delaware corporation ("Nu Skin"), completed the acquisition of privately-held Generation Health
Holdings, Inc., a Delaware corporation ("Generation Health Holdings"), the parent company of Pharmanex, Inc., a Delaware corporation ("Pharmanex"), a leading research and development company of natural health supplements.

        The purchase price was approximately 4.04 million shares of Nu Skin Class A common stock (the "Class A Common Stock"), including approximately 260,000 shares issuable upon exercise of employee options assumed by Nu Skin. The Company also repaid or assumed approximately $34 million in liabilities.

        Pursuant to the terms of the acquisition, Nu Skin will be entitled to recover a portion of the shares of Class A Common Stock issued pursuant to the acquisition (approximately 435,000 shares) in the event that certain milestones with respect to Cholestin(TM) are not achieved. Reference is made to Section
5.16 of the Restated Agreement and Plan of Merger and Reorganization attached hereto as Exhibit 2.1 for more detailed information on the milestones, which
Section 5.16 is incorporated by reference herein. Cholestin is a dietary supplement product designed to aid in the maintenance of healthy cholesterol levels. On May 20, 1998, the Food and Drug Administration (the "FDA") issued a "Final Order" announcing its decision that it considered Cholestin to be a "drug" and a "new drug" rather than a dietary supplement, and that Cholestin could not be marketed in the United States as a dietary supplement. On June 1, 1998, Pharmanex filed an amended complaint requesting the United States District Court for the District of Utah (the "Court") find that the FDA decision was contrary to law. On February 6, 1999, the Court ruled that Cholestin was not a drug and could be legally sold as a dietary supplement. There can be no assurance that the FDA will not appeal the ruling of the Court, or, in the event of such an appeal, that Pharmanex would prevail. An adverse decision on appeal could restrict the ability of Pharmanex to distribute Cholestin in the United States.

        Pharmanex's products are made from naturally occurring plant-based substances that have been proven effective through extensive scientific research. At the time of the acquisition, Pharmanex sold 33 standardized botanicals and five proprietary natural dietary supplements through retail outlets in the United States.

        Based in Simi Valley, Calif., Pharmanex maintains a raw material extraction facility in Huzhou, China; a research and development center in
Shanghai, China; a clinical and pharmacology center at Beijing Medical University; and contract cultivation areas in China and Chile. Nu Skin currently plans to use these facilities in the manner described. In addition, Pharmanex has collaboration agreements with China's Institute of Materia Medica, Beijing Medical University, Shanghai Medical University, Columbia University, the University of California Los Angeles and Kansas University. The Pharmanex research team includes more


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than 40 M.D.- and  Ph.D.-level  scientists,  many with extensive  pharmaceutical industry experience.

        Nu Skin currently intends to use Pharmanex to form the basis of a new business opportunity to be named Pharmanex. William McGlashan Jr. will continue as president of Pharmanex. As part of its divisional restructuring, Nu Skin also expects to introduce a new distributor compensation plan to coincide with the launch of the Pharmanex division.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)    Exhibits.

               2.1 Restated Agreement and Plan of Merger and Reorganization, dated as of October 16, 1998 among Nu Skin Enterprises, Inc., Sage Acquisition Corporation and Generation Health Holdings, Inc.




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

                                       NU SKIN ENTERPRISES, INC.


                                       By:    /s/ M. Truman Hunt
                                       Name:  M. Truman Hunt
                                       Title: Vice President and General Counsel



Dated:  April 12, 1999



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                                INDEX TO EXHIBITS


Exhibit        Description

2.1 Restated Agreement and Plan of Merger and Reorganization, dated as of October 16, 1998 among Nu Skin Enterprises, Inc., Sage Acquisition Corporation and Generation Health Holdings, Inc.